UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2009

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Submission of Matters to a Vote of Security Holders

On June 15, 2009, the Annual Meeting of Stockholders was held at the Company’s corporate headquarters at 17655 Waterview Parkway, Dallas, Texas 75252. A total of 52,098,673 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 88% of the Company’s shares outstanding as of April 16, 2009, the record date set for the Annual Meeting. The matters voted on and the results of the vote at the Annual Meeting were as follows:

(a) Each of Edward J. Heffernan, Robert A. Minicucci and J. Michael Parks was elected as a Class III director of the Company to serve until the 2012 annual meeting of stockholders and until his successor is duly elected and qualified. The results of the vote were as follows:

Edward J. Heffernan
51,642,189 For
456,484 Withheld

Robert A. Minicucci
51,233,907 For
864,766 Withheld

J. Michael Parks
51,714,220 For
384,453 Withheld

(b) The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009 was ratified by the Company’s stockholders. The results of the vote were as follows:

51,074,398 For
988,036 Against
36,239 Abstain

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

June 19, 2009	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: President and Chief Executive Officer